                                                                      EXHIBIT 11

                    ARMCO INC. AND CONSOLIDATED SUBSIDIARIES

                     COMPUTATION OF INCOME (LOSS) PER SHARE

                (Dollars in Millions, Except Per Share Amounts)

                                                                      Year Ended December 31
                                             ----------------------------------------------------------------
                                                 1993          1992         1991         1990         1989
                                             ------------  -----------  -----------  -----------  -----------

I.  PRIMARY
 Income (loss) from continuing operations... $     (256.2) $    (419.3) $    (160.6) $     (75.8) $     188.5
 Less:  preferred dividends.................         17.8         10.3          8.1          8.1          8.1
                                             ------------  -----------  -----------  -----------  -----------
 Income (loss) from continuing operations
  after preferred dividends................. $     (274.0) $    (429.6) $    (168.7) $     (83.9) $     180.4
                                             ============  ===========  ===========  ===========  ===========
 Income (loss) before extraordinary items
  and cumulative effect of changes in
  accounting principles..................... $     (327.0) $    (421.5) $    (336.5) $     (85.2) $     165.0
 Less:  preferred dividends.................         17.8         10.3          8.1          8.1          8.1
                                             ------------  -----------  -----------  -----------  -----------
 Income (loss) before extraordinary
  items and cumulative effect of changes
  in accounting principles after preferred
  dividends................................. $     (344.8) $    (431.8) $    (344.6) $     (93.3) $     156.9
                                             ============  ===========  ===========  ===========  ===========

 Income (loss) before extraordinary items
  and cumulative effect of changes in
  accounting principles..................... $     (327.0) $    (421.5) $    (336.5) $     (85.2) $     165.0
   (Loss) on extraordinary items............         (7.3)        (8.4)          --         (4.3)          --
   Cumulative effect of changes in
    accounting principles...................       (307.5)          --           --           --           --
                                             ------------  -----------  -----------  -----------  -----------
 Net income (loss).......................... $     (641.8) $    (429.9) $    (336.5) $     (89.5) $     165.0
  Less:  preferred dividends................         17.8         10.3          8.1          8.1          8.1
                                             ------------  -----------  -----------  -----------  -----------
  Net income (loss) after preferred
   dividends................................ $     (659.6) $    (440.2) $    (344.6) $     (97.6) $     156.9
                                             ============  ===========  ===========  ===========  ===========
 Weighted average number of
  common shares.............................  103,837,743   98,813,185   88,491,503   88,462,818   88,275,303
 Weighted average number of
  common equivalent shares (A)..............            *            *            *            *      123,625
                                             ------------  -----------  -----------  -----------  -----------
 Total shares for computation                 103,837,743   98,813,185   88,491,503   88,462,818   88,398,928
                                             ============  ===========  ===========  ===========  ===========
 Primary income (loss) per share:
  Income (loss) from continuing operations..  $     (2.64) $     (4.35) $     (1.91) $     (0.95)  $     2.04
  Income (loss) before extraordinary items
  and cumulative effect of changes in
  accounting principles.....................        (3.32)       (4.37)       (3.89)       (1.05)        1.78
   (Loss) on extraordinary items............        (0.07)       (0.08)          --        (0.05)          --
   Cumulative effect of changes in
    accounting principles...................        (2.96)          --           --           --           --
  Net income (loss).........................        (6.35)       (4.45)       (3.89)       (1.10)        1.78

                                                                      EXHIBIT 11
                    ARMCO INC. AND CONSOLIDATED SUBSIDIARIES
              COMPUTATION OF INCOME (LOSS) PER SHARE - (Continued)
                (Dollars in Millions, Except Per Share Amounts)

                                                                             Year Ended December 31
                                                         ---------------------------------------------------------------
                                                             1993         1992         1991         1990         1989
                                                         ------------  -----------  -----------  -----------  ----------
II.  FULLY DILUTED INCOME (LOSS) PER SHARE
 Income (loss) from continuing operations.............. $     (256.2) $    (419.3) $    (160.6) $     (75.8) $     188.5
 Less:  preferred dividends............................         17.8         10.3          8.1          8.1           --
                                                        ------------  -----------  -----------  -----------  -----------
 Income (loss) from continuing operations
  after preferred dividends............................ $     (274.0) $    (429.6) $    (168.7) $     (83.9) $     188.5
                                                        ============  ===========  ===========  ===========  ===========
 Income (loss) before extraordinary items
  and cumulative effect of changes in
  accounting principles................................ $     (327.0) $    (421.5) $    (336.5) $     (85.2) $     165.0
 Less:  preferred dividends............................         17.8         10.3          8.1          8.1           --
                                                        ------------  -----------  -----------  -----------  -----------
 Income (loss) before extraordinary
  items and cumulative effect of changes
  in accounting principles after preferred.............
  dividends............................................ $     (344.8) $    (431.8) $    (344.6) $     (93.3) $     165.0
                                                        ============  ===========  ===========  ===========  ===========
 Income (loss) before extraordinary items
  and cumulative effect of changes in
  accounting principles................................ $     (327.0) $    (421.5) $    (336.5) $     (85.2) $     165.0
   (Loss) on extraordinary items.......................         (7.3)        (8.4)          --         (4.3)          --
   Cumulative effect of changes in
    accounting principles..............................       (307.5)          --           --           --           --
                                                        ------------  -----------  -----------  -----------  -----------
 Net income (loss)..................................... $     (641.8) $    (429.9) $    (336.5) $     (89.5) $     165.0
  Less:  preferred dividends...........................         17.8         10.3          8.1          8.1           --
                                                        ------------  -----------  -----------  -----------  -----------
  Net income (loss) after preferred
   dividends........................................... $     (659.6) $    (440.2) $    (344.6) $     (97.6) $     165.0
                                                        ============  ===========  ===========  ===========  ===========
 Weighted average number of
  common shares........................................  103,837,743   98,813,185   88,491,503   88,462,818   88,275,303
 Weighted average number of
  common equivalent shares (A).........................            *            *            *            *      157,943
 Weighted average number of preferred
  shares on an "if converted" basis....................            *            *            *            *    4,376,163
                                                        ------------  -----------  -----------  -----------  -----------
                         Total shares for computation..  103,837,743   98,813,185   88,491,503   88,462,818   92,809,409
                                                        ============  ===========  ===========  ===========  ===========
 Fully diluted income per share (B):
 Income (loss) from continuing operations.............. $      (2.64) $     (4.35) $     (1.91) $     (0.95) $      2.03
 Income (loss) before extraordinary items
  and cumulative effect of changes in
  accounting principles................................        (3.32)       (4.37)       (3.89)       (1.05)        1.78
   Gain (loss) on extraordinary items..................        (0.07)       (0.08)          --        (0.05)          --
   Cumulative effect of changes in
    accounting principles..............................        (2.96)          --           --           --           --
   Net income (loss)...................................        (6.35)       (4.45)       (3.89)       (1.10)        1.78

- ---------
*  Antidilutive

NOTES:
(A) Common equivalent shares are included for dilutive stock options as if the options were exercised and the proceeds used to acquire common shares of Armco.
(B) Calculation of fully diluted income per share is submitted for 1989 in accordance with Securities Exchange Act of 1934 Release No. 9083 although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an antidilutive result.